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                                                                     EXHIBIT 8.1


                       [DELOITTE & TOUCHE LLP LETTERHEAD]


August 27, 1998

Mr. William E. Prather
Newriders, Inc.
1040 East Herndon Avenue
Suite 102 Fresno, CA 93720


Dear Mr. Prather:

This letter is in response to your request for our opinion as to the federal income tax consequences of: (i) the proposed transfer by Joseph Teresi ("Teresi") of all of his stock interest in Easyriders of Columbus, Inc. ("ECI"), Easyriders Franchising, Inc. ("EFI"), Teresi, Inc. ("TI"), Bros Club, Inc. ("BCI") and Associated Rodeo Riders On Wheels ("ARROW") (collectively ECI, EFI, TI, BCI and ARROW are referred to as the "Paisano Companies"), and part of his stock interest in Paisano Publications, Inc. ("PPI"), to Easyriders, Inc. ("Easyriders") in exchange for stock of Easyriders and notes; (ii) the proposed sale by Teresi of his remaining stock interest in PPI to Easyriders Sub II, Inc. ("Easyriders Sub II") in exchange for a note; (iii) the proposed transfer by Marna Prather and William Prather ("Prather") of their interests in M&B Restaurants, L.C., d/b/a El Paso Barbecue ("El Paso") to Easyriders in exchange for stock of Easyriders; (iv) the proposed transfer by John Martin ("Martin") of his interest in El Paso, notes and cash to Easyriders in exchange for stock of Easyriders; (v) the issuance of Easyriders common stock to William Nordstrom ("Nordstrom") for services rendered in connection with the Proposed Transaction, as defined below; (vi) the proposed merger of Easyriders Sub., Inc. ("Easyriders Sub") with and into Newriders whereby the shares of Easyriders Sub stock held by Easyriders will be converted into one share of Newriders common stock and the shareholders of Newriders will exchange their Newriders common stock for shares of Easyriders common stock; and (vii) the proposed transfer by Easyriders of the entire interest in El Paso to Newriders. The proposed transactions discussed above are collectively referred to as the "Proposed Transactions". Specifically, you have requested our opinion as to whether the transfers described above and the merger of Easyriders Sub with and into Newriders should qualify as a tax-free transactions pursuant to Section 351, 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code")(1).

Our opinion is based upon the facts which have been provided to us. In rendering this opinion, we have (with your permission) reviewed and relied upon, inter alia, (a) the Stock Contribution and Sale Agreement dated as of June 30, 1998 by and among Newriders, Easyriders, Easyriders

----------
(1) All Section references are to the Internal Revenue Code of 1986, as amended, unless otherwise specified.
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August 27, 1998
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Sub II, the Paisano Companies, PPI and Teresi, (the "Stock Contribution
Agreement"), (b) the LLC Interest Contribution Agreement dated as of June 30, 1998, by and among Newriders, Easyriders, Prather, Martin and El Paso, (the "LLC Agreement"), (c) the Agreement and Plan of Merger and Reorganization dated as of June 30, 1998, by and among Newriders, Easyriders and Easyriders Sub, (the "Reorganization Agreement") (d) the Form S-4 Registration Statement for Easyriders, Inc. dated August 31, 1998 to be filed with the Securities and Exchange Commission on August 27, 1998, (the "Form S-4"), (e) the Limited Recourse Promissory Note with a principal amount of $5 million payable by Easyriders to Teresi (the "Easyriders Mirror Note"), (f) the Subordinated Promissory Note with a principal amount of $5 million payable by Easyriders to Teresi ("Easyriders Subordinated Note"), (g) the Subordinated Promissory Note with a principal amount of $3 million payable by Easyriders to Teresi ("Easyriders Short-Term Subordinated Note"), (h) the Promissory Note with a principal amount of $2.3 million payable by Martin to Easyriders (the "Martin Note"), (i) the Promissory Note with a principal amount of $5 million payable by Martin to Easyriders (the "Martin Mirror Note"), (j) an undated draft Pledge Agreement, by and between Easyriders, as pledgor and Teresi, as pledgee (the "Pledge Agreement"), (k) certain representations set forth in letters from Teresi, Prather, Martin, Newriders and Easyriders each dated August 27, 1998,
(l) assumptions which we have deemed necessary and essential to our opinion and which are contained herein. The Stock Contribution Agreement, the LLC Agreement, the Reorganization Agreement, the Form S-4, the Easyriders Mirror Note, the Easyriders Subordinated Note, the Easyriders Short-Term Subordinated Note, the Martin Note, the Martin Mirror Note, the Pledge Agreement, and the Representation Letters are collectively referred to as the "Documents". Any material variations or differences in the facts, representations, or assumptions as stated or incorporated in the materials referred to above may affect our conclusions.

What follows is a summary of the essential facts relating to the Proposed Transactions which our opinion covers.

ESSENTIAL FACTS

Newriders is a publicly traded subchapter C corporation that was organized under the laws of the State of Nevada in 1995. Newriders is an accrual basis taxpayer that joins with its subsidiary in the filing of a consolidated federal income tax return on a calendar year basis. As of August 24, 1998, Newriders had 25,000,000 authorized shares of common stock par value $.001 per share, of which there were 17,962,316 shares outstanding. Newriders common stock is traded in the over-the-counter market and quoted on the NASD Bulletin Board under the symbol "NWRD". Michael T. Purcell, Leon Hatcher, Rick L. Pierce and C.W. Doyle (collectively "Founding Shareholders") are the founding shareholders of Newriders, and they own collectively 9.5 million shares of the common stock of Newriders. William Nordstrom ("Nordstrom") is the chief financial officer of Newriders. Newriders owned an Easyriders restaurant and apparel store in



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August 27,1998
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Myrtle Beach, South Carolina, which was sold on July 18, 1998. Newriders owns, through its wholly owned subsidiary, Newriders Limited, an Easyriders Cafe restaurant, an Easyriders apparel and merchandise store, and an Easyriders Motorcycle and Accessory Shop in Fresno, California.

Easyriders, a Delaware corporation, was formed to effectuate the Proposed Transactions. As of May 12, 1998, Easyriders had 50,000,000 authorized shares of common stock par value $.001 per share, of which there was one share outstanding and 10,000,0000 authorized shares of preferred stock par value $.001 per share, of which there were no shares outstanding. Easyriders is a wholly owned subsidiary of Newriders.

Easyriders Sub, a California corporation, was formed to effectuate the Proposed Transactions. As of August 26, 1998, Easyriders Sub had 1,000,000 authorized shares of common stock par value $.01 per share, of which there was one share outstanding. Easyriders Sub is a wholly owned subsidiary of Easyriders.

Easyriders Sub II, a Nevada corporation, was formed to effectuate the Proposed Transactions. As of July 15, 1998, Easyriders Sub II had 1,000 authorized shares of common stock no par value, of which there were 100 shares outstanding. Easyriders Sub II is a wholly owned subsidiary of Easyriders.

PPI is a subchapter S corporation that was organized under the laws of the State of California in 1972. PPI originally was a subchapter C corporation and on November 1, 1982, PPI made an election to be taxed under subchapter S. PPI is an accrual basis taxpayer that files federal income tax returns on a calendar year basis. As of April 30, 1998, PPI had 500 authorized shares of common stock par value $50 per share, of which there were 50 shares outstanding. All of the common stock of PPI is owned by Teresi. PPI is engaged in the business of publishing 15 motorcycle and tattoo lifestyle magazines, calendars and special publications.

ECI is a subchapter S corporation that was organized under the laws of the State of Ohio. ECI originally was a subchapter C corporation and on January 2, 1994, ECI made an election to be taxed under subchapter S. ECI is an accrual basis taxpayer that files federal income tax returns on a calendar basis. As of April 30, 1998, ECI had 750 authorized shares of no par value common stock, of which there were 100 shares outstanding. All of the common stock of ECI is owned by Teresi. ECI owns the flagship Easyriders store, which sells motorcycle accessories.

EFI is a subchapter S corporation that was organized under the laws of the State of California. EFI originally was a subchapter C corporation and on June 22, 1993, EFI made an election to be taxed under subchapter S. EFI is an accrual basis taxpayer that files federal











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August 27, 1998
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income tax returns on a calendar basis. As of April 30, 1998, EFI had 10,000 authorized shares of no par value common stock, of which there were 1,000 shares outstanding. All of the common stock of EFI is owned by Teresi. EFI franchises specialty stores using the Easyriders concept.

TI is a subchapter S corporation that was organized under the laws of the State of California. TI originally was a subchapter C corporation and on June 2, 1982, TI made an election to be taxed under subchapter S. TI is an accrual basis taxpayer that files federal income tax returns on a calendar basis. As of April 30, 1998, TI had 10,000 authorized shares of no par value common stock, of which there were 1,000 shares outstanding. All of the common stock of TI is owned by Teresi. TI organizes promotional events.

BCI is a subchapter S corporation that was organized under the laws of the State of California. BCI originally was a subchapter C corporation and on April 14, 1994, BCI made an election to be taxed under subchapter S. BCI is an accrual basis taxpayer that files federal income tax returns on a calendar basis. As of April 30, 1998, BCI had 10,000 authorized shares of no par value common stock, of which there were 500 shares outstanding. All of the common stock of BCI is owned by Teresi. BCI solicits memberships for an association of motorcycle enthusiasts and provides various services such as arranging group insurance for members.

Arrow is an inactive subchapter C corporation that was organized under the laws of the State of California. Arrow is an accrual basis taxpayer that files federal income tax returns on a calendar basis. As of April 30, 1998, Arrow had 100,000 authorized shares of no par value common stock, of which there were 500 shares outstanding. All of the common stock of Arrow is owned by Teresi.

El Paso is a limited liability company that was organized under the laws of the State of Texas. El Paso is classified as a partnership for federal income tax purposes and files an information return on a 52-53 week fiscal year (ending the Saturday closest to December 31). Prather owns 51% of the equity of El Paso. Martin owns 49% of the equity of El Paso. Martin purchased his El Paso interest in a taxable exchange for cash from True Knowles, an individual, in March of 1998.

For business reasons discussed below, pursuant to one overall plan, Teresi, Prather and Martin and the shareholders of Newriders (subject to a vote by the Newriders shareholders) have agreed to effectuate the Proposed Transactions in the following manner and in accordance with the Documents:

STEP 1: Immediately prior to the closing, as defined in the Stock Contribution Agreement (the "Closing"), the Founding Shareholders will transfer 6,156,480 shares of Newriders common stock to Newriders for no consideration, but conditioned upon
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August 27, 1998
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              consummation of the proposed transactions (536,000 shares have already been transferred and cancelled, which Newriders will be required to reissue if the proposed transactions are not consummated. Additionally, Martin, Prather, Nordstrom, Wayne L. Knyal and Daniel J. Gallery have agreed to the cancellation of their options to purchase 2,000,000, 750,000, 500,000, 20,000 and
              20,000 shares of Newriders common stock respectively, conditional upon consummation of the proposed transactions.

STEP 2: Prior to the Closing, Newriders issued 1,000,000 shares of its common stock to Teresi in consideration for the forgiveness of certain indebtedness owed to Teresi.

STEP 3:       (a)  The payables of the Paisano Companies and PPI to Teresi in the amount of $3,136,000 have been contributed by Teresi to the capital of the Paisano Companies and PPI.

              (b) Prior to Closing, PPI borrowed $7 million in cash from an unrelated third party (the "$7 Million Third Party Note") and paid such amount to Teresi as a distribution with respect to his PPI stock. In addition, prior to the Closing, the Paisano Companies and PPI will distribute certain excluded assets with a fair market value of $949,068 to Teresi.

STEP 4: Teresi will transfer all of the shares of the Paisano Companies stock, and part of the PPI stock, to Easyriders in exchange for 6,493,507 shares of Easyriders common stock and three notes, the Easyriders Mirror Note, the Easyriders Subordinated Note and the Easyriders Short-Term Subordinated Note. The consideration received by Teresi will be adjusted upward or downward, on a dollar for dollar basis, based on the amount by which the Paisano Companies and PPI's working capital at the date of closing exceeds or is less than $4,537,000.

STEP 5: Teresi will transfer his remaining shares of PPI to Easyriders Sub II in exchange for a $15 million promissory note from Easyriders Sub II (the "$15 million Easyriders Sub II Note").

STEP 6: Both Prather and Martin will transfer all of their interests in El Paso to Easyriders in exchange for 2,000,000 shares of Easyriders common stock. Both Prather and Martin each will receive one million shares of Easyriders common stock. Newriders and Easyriders will pay all expenses incurred by all parties in the contribution of the El Paso interests to Easyriders.
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August 27, 1998
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STEP 7:   Martin will transfer two notes, the Martin Note and the Martin Mirror
          Note, and $5 million in cash to Easyriders in exchange for 4,036,797 shares of Easyriders common stock.

STEP 8: Nordstrom will receive 200,000 shares of Easyriders common stock for services rendered in connection with the Proposed Transactions.

STEP 9: Easyriders Sub will merge with and into Newriders (the "Merger"), pursuant to the laws of the State of Nevada, whereby the separate existence of Easyriders Sub shall cease and Newriders will be the surviving corporation. Pursuant to the Reorganization Agreement, all of the issued and outstanding shares of Easyriders Sub common stock shall be converted into the right to receive one share of Newriders common stock. Each issued and outstanding share of Newriders common stock not held by Easyriders (other than any dissenting shares) shall be converted into the right to receive one half of one fully paid and nonassessable share of Easyriders common stock. The shareholders of Newriders will receive 6,170,918 shares of Easyriders common stock which will be equal to 32.6 percent of Easyriders common stock that will be issued and outstanding immediately after the transaction. None of the Easyriders common stock to be issued will be held back or placed in escrow. With the exception of the certain specified individuals listed on page fourteen of the Form S-4 who agree to cancel their options to purchase Newriders stock, all of the outstanding Newriders options and warrants will be converted into Easyriders options and warrants that entitle the holders of such options and warrants to purchase the same number of shares of Easyriders common stock at the same per share exercise price, as if they had exercised immediately prior to the time of the Proposed Transactions (i.e. the number of shares divided by 2 and the exercise price times 2). No fractional shares will be issued in the transaction, those shareholders or option holders who would otherwise be entitled to a fractional share will be rounded up to the nearest whole share.

          The obligation of Newriders and Easyriders to consummate the acquisition of the Paisano Companies and PPI is conditioned upon stockholders of Newriders representing no more than 3% of the outstanding shares of Newriders having exercised their right to dissent to the Merger. Dissenting stockholders of Newriders will be paid by Newriders.

STEP 10: Easyriders will contribute all of its interest in El Paso to Newriders.

STEP 11: An unrelated third party will lend $22 million to Easyriders Sub II (the "$22 Million Third Party Note"), and Easyriders Sub II will transfer $15 million of the




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August 27, 1998
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        proceeds to Teresi in payment of the $15 Million Easyriders Sub II
        Note. Easyriders Sub II will merge with and into PPI with PPI being the surviving entity. PPI will receive $7 million of the remaining proceeds and assume the $22 Million Third Party Note. PPI will use the $7 million to pay off the $7 Million Third Party Note.

It is believed that the Proposed Transactions will create an enterprise engaged in a combined publishing, entertainment, apparel, accessory and restaurant business, which will market services and products to persons who identify with the "freedom of the road" lifestyle surrounding the American-made cruiser motorcycle. Such persons, it is believed, comprise an indentifiable international demographic group which is growing. The Proposed Transactions should enhance the ability of Newriders, El Paso, the Paisano Companies and PPI to become a supplier of choice of products and services to such persons as well as allow for improvement in existing operations. The proposed transfer of the El Paso interests from Easyriders to Newriders will allow Easyriders to operate as a holding company.

REPRESENTATIONS

Transfer of Assets to Easyriders

In order to determine the federal income tax consequences of the proposed transfer by Teresi of all of the stock of each of the Paisano Companies and part of the stock of PPI to Easyriders in exchange for Easyriders common stock and three notes, the following representations of fact were made to us by Teresi in his representation letter dated July 9, 1998.

1. Teresi will receive Easyriders stock and other property approximately equal to the fair market value of the stock of the Paisano Companies and PPI transferred to Easyriders.

2. No stock or securities will be issued to Teresi for services rendered to or for the benefit of Easyriders in connection with the proposed transaction.

3. No stock or securities will be issued to Teresi for indebtedness of Easyriders that is not evidenced by a security or for interest on indebtedness of Easyriders which accrued on or after the beginning of the holding period of the transfer for the debt.

4. Teresi will not retain any rights in the stock of the Paisano Companies or PPI transferred to Easyriders.

5. None of the assets being transferred to Easyriders were received by Teresi as part of a plan of liquidation of another corporation.


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6.    With the exception of the Easyriders Subordinated Note, the Easyriders
      Mirror Note and the Easyriders Short-Term Subordinated Note, there is no indebtedness between Easyriders and Teresi and there will be no indebtedness created in favor of Teresi as a result of the transaction.

7. Teresi has no plan or intention to sell or otherwise dispose of any of the stock of Easyriders to be received in the exchange.

8. None of the assets of the Paisano Companies or PPI will be leased back to Teresi.

9. No liabilities of Teresi will be assumed by Easyriders in the transaction and the stock of the Paisano Companies and PPI being transferred to Easyriders will not be subject to any liabilities.

10. Teresi will pay his own expenses, if any, incurred in connection with the proposed transaction.

11. Teresi is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A)) and the stock or securities received in the exchange will not be used to satisfy the indebtedness of such debtor.

12. The transfer is not the result of the solicitation by a promoter, broker, or investment house.

13.   All exchanges will occur on the same date.

14. There will be no debt relating to the stock of the Paisano Companies or PPI to be transferred that was incurred to acquire such stock.

15. The Easyriders stock to be issued will not be placed in escrow, and none of the Easyriders stock will be issued later under a contingent stock arrangement.

16. No accounts receivable or commissions due, are being transferred by Teresi to Easyriders.

17. No licenses or leases, etc., of the Paisano Companies, PPI or Teresi will be granted in exchange for stock or securities of Easyriders.

18. PPI intends that the $22 Million Easyriders Sub II Note will be repaid by PPI solely with earnings of PPI.


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August 27, 1998
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19.  PPI will have no C corporation earnings and profits and will likely have undistributed accumulated adjustment account earnings as of the date of
     closing (            , 1998).


In order to determine the federal income tax consequences of the proposed transfer by Prather of their membership interests in El Paso to Easyriders in exchange for Easyriders common stock, the following representations of fact were made to us by Prather in their representation letter dated July 9, 1998.

 1. Prather will receive Easyriders stock approximately equal to the fair market value of the property transferred to Easyriders.

 2. No stock or securities will be issued to Prather for services rendered to or for the benefit of Easyriders in connection with the proposed transaction.

 3. No stock or securities will be issued to Prather for indebtedness of Easyriders that is not evidenced by a security or for interest on indebtedness of Easyriders which accrued on or after the beginning of the holding period of the transferor for the debt.

 4. Prather will not retain any rights in the property transferred to Easyriders.

 5. The liabilities of Prather to be assumed by Easyriders were incurred in the ordinary course of business and are associated with the assets to be transferred.

 6. None of the assets to be transferred to Easyriders were received by Prather as part of a plan of liquidation of another corporation.

 7. There is no indebtedness between Easyriders and Prather and there will be no indebtedness created in favor of Prather as a result of the transaction.

 8. Prather has no plan or intention to sell or otherwise dispose of any of the stock of Easyriders to be received in the exchange.

 9. None of the property to be transferred to Easyriders will be leased back to Prather.

10. The adjusted basis and the fair market value of the property to be transferred by Prather to Easyriders will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by Easyriders plus any liabilities to which the transferred property are subject.
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August 27, 1998
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11. Prather is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A)) and the stock or securities received in the exchange will not be used to satisfy the indebtedness of such debtor.

12. The value of the Easyriders stock received in exchange for accounts receivable will be equal to the net value of the accounts transferred (i.e., the face amount of the accounts receivable previously included in income less the amount of the reserve for bad debts).

13. The transfer is not the result of the solicitation by a promoter, broker, or investment house.

14. All exchanges will occur on approximately the same date.

15. There will be no debt relating to the property to be transferred that was incurred to acquire such property.

16. The Easyriders stock to be issued will not be placed in escrow, and none of the Easyriders stock will be issued later under a contingent stock arrangement.

17. No licenses or leases, etc. will be granted in exchange for stock or securities of Easyriders.

In order to determine the federal income tax consequences of the proposed transfer by Martin of his membership interests in El Paso, cash and two notes to Easyriders in exchange for Easyriders common stock, the following representations of fact were made to us by Martin in his representation letter dated July 10, 1998.

1. Martin will receive Easyriders stock approximately equal to the fair market value of the property transferred to Easyriders.

2. No stock or securities will be issued for services rendered to or for the benefit of Easyriders in connection with the proposed transaction.

3. No stock or securities will be issued for indebtedness of Easyriders that is not evidenced by a security or for interest on indebtedness of Easyriders which accrued on or after the beginning of the holding period of the transferor for the debt.

4.  Martin will not retain any rights in the property transferred to Easyriders.

5. The liabilities of Martin to be assumed by Easyriders were incurred in the ordinary course of business and are associated with the assets to be transferred.
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August 27, 1998
Page 11

6. None of the assets to be transferred to Easyriders were received by Martin as part of a plan of liquidation of another corporation.

7. Except for Martin notes to be created in the transaction, there is no indebtedness between Easyriders and Martin and there will be no indebtedness created in favor of Martin as a result of the transaction.

8. Martin has no plan or intention to sell or otherwise dispose of any of the stock of Easyriders to be received in the exchange.

9. None of the property to be transferred to Easyriders will be leased back to Martin, any other shareholder, or a related party.

10. The adjusted basis and the fair market value of the property to be transferred by Martin to Easyriders will, in each instance, be equal to or exceed the sum of the liabilities of Martin to be assumed by Easyriders plus any liabilities to which the transferred property are subject.

11. Martin is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A)) and the stock or securities received in the exchange will not be used to satisfy the indebtedness of such debtor.

12. The value of the Easyriders stock received in exchange for accounts receivable will be equal to the net value of the accounts transferred (i.e., the face amount of the accounts receivable previously included in income less the amount of the reserve for bad debts).

13. The transfer is not the result of the solicitation by a promoter, broker, or investment house.

14.  All exchanges will occur on the same date.

15. There will be no debt relating to the property to be transferred that was incurred to acquire such property.

16. The Easyriders stock to be issued will not be placed in escrow, and none of the Easyriders stock will be issued later under a contingent stock arrangement.

17. No licenses or leases, etc. will be granted in exchange for stock or securities of Easyriders.

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August 27, 1998
Page 12


In order to determine the federal income tax consequences of the proposed transfers to Easyriders by Teresi, Prather, and Martin, as described above, the following representations of fact were made to use by Easyriders in its representation letter dated July 10, 1998.

1. None of the compensation received by Teresi, Prather or Martin will be separate consideration for, or allocable to, any of their shares of the Paisano Companies, shares of PPI or any interest in El Paso; none of the shares of Easyriders common stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

2. Easyriders is not an investment company within the meaning of Section 351(e)(1) and Treas. Reg. Section 351-1(c)(1)(ii) (i.e., a corporation more than 80 percent of the value of whose assets consist of money; stocks and other equity interests in a corporation; evidence of indebtedness options, forwards or futures contracts, notional principal contracts and derivatives; foreign currency; interests in precious metals (unless used in an active trade or business after the contribution); and/or interests in a regulated investment company or a real estate investment trust, common trust funds, and publicly-traded partnerships). In making the 80% determination, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value of shares of all classes of stock outstanding.

3. Easyriders will not be a "personal service corporation" within the meaning of Section 269A. A personal service corporation means a corporation the principal activity of which is the performance of personal services and such services are substantially performed by employee-owners.

4. Easyriders will report items which, but for the transfer would have resulted in income or deduction to a transferor in a period subsequent to the transfer and such items will constitute income or deductions to Easyriders when received or paid by it.

5. With respect to the El Paso interests, the proceeds received in collection of income items will be included as ordinary income in computing the taxable income of Easyriders.

6. The transfers will occur under a plan agreed upon before the proposed transactions in which the rights of the parties will be defined.

August 27, 1998
Page 13


7. Easyriders will remain in existence and retain and use the property transferred to it in a trade or business. There is no plan or intention by Easyriders to dispose of the transferred property, other than in the ordinary course of business operations, and other than the transfer of the El Paso assets to Newriders.

8. Easyriders has no plan or intention to redeem or otherwise reacquire any of its stock or indebtedness to be issued in the proposed transaction.

9. Taking into account any issuance of additional shares of Easyriders stock; any issuance of stock for services; the exercise of any Easyriders stock rights, warrants, or subscriptions; a public offering of Easyriders stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of Easyriders to be received in the exchange, Teresi together with John Martin, William and Marna Prather and the public shareholders of Newriders, will be in "control" of Easyriders within the meaning of
     Section 368(c). For this purpose "control" means stock possessing at least 80% of the combined voting power of all voting stock and at least 80% of the total number of shares of each other class of stock.

10. Easyriders intends that the $22 Million Easyriders Sub II Note will be repaid by PPI solely with earnings from PPI.

Merger of Easyriders Sub with and into Newriders

In order to determine the federal income tax consequences of the merger of Easyriders Sub with and into Newriders, with Newriders surviving, the following representations of fact have been made to us by Newriders in its representation letter dated July 9, 1998.

1. The fair market value of Easyriders voting stock received by each shareholder of Newriders will be approximately equal to the fair market value of the Newriders stock surrendered in the Merger.

2. There is no plan or intention by the shareholders of Newriders who own 5% or more of the Newriders stock and, to the best of the knowledge of the management of Newriders, there is no plan or intention on the part of the remaining shareholders of Newriders to sell, exchange, or otherwise dispose of the stock of Easyriders to be received in the Merger that would reduce the Newriders shareholders' ownership of Easyriders stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding stock of Newriders as of the same date. For purposes of this representation, shares of Newriders stock exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding Newriders stock on the date of the Merger. Moreover, shares of Newriders stock and shares of Easyriders stock held by

August 27, 1998
Page 14



     Newriders shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation.

3.   There will be no fractional shares of Easyriders stock.

4. Following the Merger, Newriders will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of Easyriders Sub's net assets and at least 70% of the fair market value of Easyriders Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Newriders or Easyriders Sub to dissenters, amounts paid by Newriders or Easyriders Sub to shareholders who receive cash or other property, amounts used by Newriders or Easyriders Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Newriders will be included as assets of Newriders or Easyriders Sub, respectively, immediately prior to the Merger.

5. In the Merger, shares of the Newriders stock representing control of Newriders, as defined in Section 368(e), will be exchanged solely for Easyriders voting common stock. "Control" means stock possessing at least 80% of the combined voting power of all voting stock and at least 80% of the total number of shares of each other class of stock. For purposes of this representation, shares of Newriders stock exchanged for cash or other property originating with Easyriders will be treated as outstanding Newriders stock on the date of the Merger.

6. Following the Merger, Newriders will continue its historic business or use a significant portion of its historic business assets in its business.

7. On the date of the Merger, the fair market value of the assets of Newriders will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

8. Newriders is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) (i.e., a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets (excluding cash and cash equivalents) are stock and securities and 80 percent or more of whose total assets are assets held for investment). In making the 50% and 80% determinations, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value of shares of all classes of stock outstanding.

August 27, 1998
Page 15



9. There is no intercorporate indebtedness existing between Easyriders and Newriders or between Easyriders Sub and Newriders that was issued, acquired, or will be settled at a discount.

10. Newriders and Newriders' shareholders will each pay their own expenses, if any, which are incurred in connection with the Merger.

11. Newriders is not under the jurisdiction of a court in a Title 11, or similar case within the meaning of Section 368(a)(3)(A).

12. Newriders has no plan or intention to issue additional shares of its stock that would result in Easyriders losing control of Newriders within the Section 368(c).

13. Except for options that are being exchanged in the reorganization, at the time of the Merger, Newriders will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Newriders that, if exercised or converted, would affect Easyriders' acquisition and retention of control of Newriders, as defined in Section 368(c).

14. None of the compensation received by any shareholder-employees of Newriders will be separate consideration for, or allocable to, any of their shares of Newriders common stock; none of the shares of Easyriders common stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

15. Easyriders does not own, nor has it owned during the past five years, any shares of the stock of Newriders.

16. Easyriders will acquire Newriders common stock solely in exchange for Easyriders common stock. For purposes of this representation, Easyriders common stock redeemed for cash or other property furnished by Easyriders will be considered as acquired by Easyriders. Further, no liabilities of Newriders or Newriders shareholders will be assumed by Easyriders, nor will any of the Newriders common stock be subject to any liabilities.

17. The proceeds from the sale of the Easyriders restaurant and apparel store in Myrtle Beach, South Carolina, which was sold on July 18, 1998, will be retained and used by Newriders in its continuing business.

August 27, 1998
Page 16

18. The assets of the Easyriders restaurant and apparel store in Myrtle Beach, South Carolina, which was sold on July 18, 1998 will represent less than 30% of the fair market value of Newriders' gross assets and less than 10% of the fair market value of Newriders' net assets.

In order to determine the federal income tax consequences of the merger of Easyriders Sub with and into Newriders, with Newriders surviving, the following representations of fact have been made to us by Easyriders in its representation letter dated July 10, 1998.

1. Easyriders has no plan or intention to liquidate Newriders; to merge Newriders with or into another corporation; to sell or otherwise dispose of the stock of Newriders except for transfers of such stock to corporations controlled by Easyriders; or to cause Newriders to sell or otherwise dispose of any of its assets or of any of the assets acquired from Easyriders Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Newriders.

2. Easyriders has no plan or intention to reacquire any of its stock or indebtedness issued in the Merger.

3. Easyriders and Easyriders Sub will each pay their own expenses, if any, which are incurred in connection with the proposed Merger.

4. Prior to the Merger, Easyriders will be in control of Easyriders Sub within the meaning of Section 368(c). For this purpose "control" means stock possessing at least 80% of the combined voting power of all voting stock and at least 80% of the total number of shares of each other class of stock.

5. Easyriders Sub will have no liabilities assumed by Newriders, and will not transfer to Newriders any assets subject to liabilities in the Merger.

6. Easyriders does not own, nor has it owned during the past five years, any shares of the stock of Newriders.

7. Easyriders will acquire Newriders common stock solely in exchange for Easyriders common stock. For purposes of this representation, Easyriders common stock redeemed for cash or other property furnished by Easyriders will be considered as acquired by Easyriders. Further, no liabilities of Newriders or Newriders shareholders will be assumed by Easyriders, nor will any of the Newriders common stock be subject to any liabilities.

8. None of the compensation received by any shareholder-employees of Newriders, will be separate consideration for, or allocable to, any of their Newriders common stock; none of the

August 27, 1998
Page 17

    shares of Easyriders common stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

9.  Easyriders Sub will not be an investment company within the meaning of
    Section 368(a)(2)(F)(iii) and (iv)(i.e., a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets (excluding cash and cash equivalents) are stock and securities and 80 percent or more of whose total assets are assets held for investment). In making the 50% and 80% determinations, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value of shares of all classes of stock outstanding.

10. The fair market value of Easyriders voting stock received by each shareholder of Newriders will be approximately equal to the fair market value of the Newriders stock surrendered in the Merger.

11. There is no intercorporate indebtedness existing between Easyriders and Newriders, between Easyriders Sub and Newriders, between Easyriders and the Paisano Companies, between Easyriders and PPI or between Easyriders and El Paso, that was issued, acquired, or will be settled at a discount.

In order to determine the federal income tax consequences of the merger of Easyriders Sub II with and into PPI, with Newriders surviving, the following representations of fact have been made to us by Easyriders in its representation letter dated July 10, 1998.

1. As part of one overall plan described in Easyriders' Form S-4 filed with the Securities and Exchange Commission (dated July 2, 1998), Easyriders Sub II will merge with and into PPI pursuant to the laws of the State of California.

2. The merger of Easyriders Sub II with and into PPI will be effectuated by filing a Certificate of Merger with the California Secretary of State.

Transfer of El Paso Interests By Easyriders to Newriders

In order to determine the federal income tax consequences of the proposed transfer of the El Paso interests received by Easyriders (from Martin and Prather) to Newriders, the following

August 27, 1998
Page 18

representations of fact were made to us by Newriders in its representation letter dated July 9, 1998.

1. Taking into account any issuance of additional shares of Newriders stock; any issuance of stock for services; the exercise of any Newriders stock rights, warrants, or subscriptions; a public offering of Newriders stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of Newriders to be received in the exchange, Easyriders will be in "control" of Newriders within the meaning of Section 368(c). For this purpose "control" means stock possessing at least 80% of the combined voting power of all voting stock and at least 80% of the total number of shares of each other class of stock.

2. Newriders will remain in existence and retain and use the property transferred to it in trade or business. There is no plan or intention by Newriders to dispose of the transferred property other than in the normal course of business operations.

3. There is no plan or intention on the part of Newriders to redeem or otherwise reacquire any stock or indebtedness to be issued in the proposed transaction.

4. Newriders is not an investment company within the meaning of Section 351(e)(1) and Treas. Reg. Section 1.351-1(c)(1)(ii)(i.e., a corporation more than 80 percent of the value of whose assets consist of money; stocks and other equity interests in a corporation; evidence of indebtedness options, forwards or futures contracts, notional principal contracts and derivatives; foreign currency; interests in precious metals (unless used in an active trade or business after the contribution); and/or interests in a regulated investment company or a real estate investment trust, common trust funds, and publicly-traded partnerships). In making the 80% determination, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value of shares of all classes of stock outstanding.

5. Newriders will not be a "personal service corporation" within the meaning of Section 269A. A personal service corporation means a corporation the principal activity of which is the performance of personal services and such services are substantially performed by employee-owners.

6. Newriders will report items which, but for the transfer would have resulted in income or deduction to a transferor in a period subsequent to the transfer and such items will constitute income or deductions to Newriders when received or paid by it.

August 27, 1998
Page 19


7. The proceeds received in collection of income items will be included as ordinary income in computing the taxable income of Newriders.

In order to determine the federal income tax consequences of the proposed transfer of the El Paso interests received by Easyriders (from Martin and Prather) to Newriders, the following representations of fact were made to us by Easyriders in its representation letter dated July 10, 1998.

1. Newriders will not issue stock or securities to or for the benefit of Easyriders in connection with the contribution to Newriders by Easyriders of the El Paso assets received from Martin and Prather.

2. No stock or securities will be issued to Easyriders for services rendered to or for the benefit of Newriders in connection with the proposed transaction.

3. No stock or securities will be issued to Easyriders for indebtedness of Newriders that is not evidenced by a security or for interest on indebtedness of Newriders which accrued on or after the beginning of the holding period of the transferor for the debt.

4. Easyriders will not retain any rights in the property transferred to Newriders.

5. The liabilities of Easyriders to be assumed by Newriders were incurred in the ordinary course of business and are associated with the assets to be transferred.

6. None of the assets to be transferred to Newriders were received by Easyriders as part of a plan of liquidation of another corporation.

7. There is no indebtedness between Newriders and Easyriders and there will be no indebtedness created in favor of Easyriders as a result of the transaction.

8. Easyriders has no plan or intention to sell or otherwise dispose of any of the stock of Newriders to be received in the exchange.

9. None of the property to be transferred to Newriders will be leased back to Easyriders or a related party.

10. The adjusted basis and the fair market value of the property to be transferred by Easyriders to Newriders will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by Newriders plus any liabilities to which the transferred property are subject.

August 27, 1998
Page 20

11. Each of the parties to the transaction will pay its or his/her own expenses, if any, incurred in connection with the proposed transaction, except that Easyriders will pay all of the expenses associated with the acquisition of El Paso.

12. Easyriders is not under the jurisdiction of a court in a Title 11 or similar case (with the meaning of Section 368(a)(3)(A)) and the stock or securities received in the exchange will not be used to satisfy the indebtedness of such debtor.

13. The transfer is not the result of the solicitation by a promoter, broker, or investment house.

14.    All exchanges will occur on approximately the same date.

15. There will be no debt relating to the property to be transferred that was incurred to acquire such property.

16. No licenses or leases, etc. will be granted in exchange for stock or securities of Newriders.

17. The transfer will occur under a plan agreed upon before the transaction in which the rights of the parties will be defined.

18. The transfer of the El Paso Interest will be effectuated by a simple agreement between Newriders and Easyriders.


OPINION

Transfer of Assets to Easyriders

Based on the facts described herein and in the Documents, with respect to the transfer of assets to Easyriders it is our opinion that:

1. Teresi, Prather, Martin, and the shareholders of Newriders (collectively referred to as the "Transferors") should each be treated as transferors for purposes of the control requirement of Section 351(a). Rev. Rul. 68-357, 1968-2 C.B. 144.

2. No gain or loss should be recognized by the Transferors upon the transfer to Easyriders of the following: (i) the stock of the Paisano Companies and part of the stock of PPI (Teresi), (ii) interests in El Paso (Martin and Prather), and (iii) the Martin Note, Martin Mirror Note and cash (Martin), in exchange solely for Easyriders common stock and the assumption of liabilities, if any. Sections 351(a), 357(a) and 357(c).

August 27, 1998
Page 21

 3. Teresi should recognize gain in the proposed transaction, but not in excess of the fair market value of the Easyriders Mirror Note, the Easyriders Subordinate Note and the Easyriders Short-Term Subordinate Note (aggregating a face amount of $13 million) received by Teresi in the proposed transaction. Such gain will be capital gain provided the stock of the Paisano Companies and the stock of PPI were capital assets in the hands of Teresi at the time of the exchange. The capital gain will be long-term provided Teresi's holding periods in his stock of the Paisano Companies and PPI exceed eighteen months. No loss will be recognized to Teresi. Section 351(b).

 4. Martin and Prather should recognize gain in the proposed transaction, but not in excess of the expenses paid by Newriders and Easyriders on behalf of them, respectively.

 5. Absent any election out of Section 453, Teresi should be entitled to report any gain recognized on his exchange of all of the stock of the Paisano Companies and part of the stock of PPI for the Easyriders Mirror Note, the Easyriders Subordinate Note and the Easyriders Short-Term Subordinate Note on the installment Mirror Note, the method in accordance with Sections 453 and 453A.

 6. No gain or loss should be recognized to Easyriders upon the receipt of the property transferred to it by the Transferors solely in exchange for its stock. Section 1032(a).

 7. The transfer of PPI stock by Teresi to Easyriders Sub II in exchange for the $15 Million Easyriders Sub II Note, followed by an unrelated third party loan of $22 million to Easyriders Sub II, followed by Easyriders Sub II transferring $15 million of the proceeds to Teresi in payment of the $15 Easyriders Sub II Note, followed by the merger of Easyriders Sub II with and into PPI with PPI assuming the $22 Million Third Party Note, should be treated for federal income tax purposes as a transfer of $15 million by PPI to Teresi in redemption of a portion of the PPI stock held by Teresi provided that the $15 million is paid solely with the earnings of PPI. Rev. Rul. 78-250, 1978-1 C.B. 83.

 8. The redemption by PPI of its stock held by Teresi should qualify as a substantially disproportionate redemption within the meaning of Section 302(b)(2). The $15 million distributed should be treated as a distribution in full payment in exchange for the PPI stock redeemed as provided in Section 302(a).

 9. El Paso should terminate upon the transfer to Easyriders of Martin's and Prather's interests in El Paso, Section 708(b)(1)(A).

10. The basis of the Easyriders common stock to be received by Teresi in the proposed transaction should be the same as the basis of the stock of the Paisano Companies and PPI transferred by

August 27, 1998
Page 22

    Teresi to Easyriders, decreased by the sum of (a) the fair market value of any property received (the Easyriders Mirror Note, the Easyriders Subordinated Note, and the Easyriders Short-Term Subordinated Note) and (b) the amount of money received, if any, and increased by the amount of gain recognized to Teresi in the proposed transaction. Section 358 (a) and (b) and Treas. Reg. Section 1.358-1.

11. The basis of the Easyriders common stock to be received by Prather in the proposed transaction should be the same as the basis of Prather's respective interest in El Paso transferred to Easyriders, decreased by (a) Prather's respective shares of El Paso's liabilities assumed by Easyriders, the release of which is treated as a payment of money to the Prathers under Sections 752(d) and 358(d), and (b) the fair market value of the property deemed received in payment of expenses. This deemed distribution of money and property will result in income to the Prathers to the extent that the amount of money and fair market value of the property exceeds the adjusted basis of their interests in El Paso immediately before the distribution.
    Section 731(a). To the extent that any deemed cash or property distribution exceeds Prather's basis in their El Paso interest, capital gains should be recognized to Prather, provided the El Paso interest is a capital asset in the hands of Prather. The capital gain recognized by Prather will be long-term provided Prather's holding period in their El Paso interests exceed eighteen months.

12. The basis of the Easyriders common stock to be received by Martin in the proposed transaction should be the same as the basis of Martin's respective interest in El Paso transferred to Easyriders, Martin's basis in the Martin Note and Martin Mirror Note transferred to Easyriders and $5 million in cash transferred to Easyriders, decreased by (a) Martin's respective share of El Paso's liabilities assumed by Easyriders, the release of which is treated as a payment of money to Martin under Sections 752(d) and 358(d), and (b) the fair market value of the property deemed received in payment of expenses. This deemed distribution of money and property will result in income to the Martin to the extent the money and property deemed distributed to Martin and the fair market value of the property exceeds the adjusted basis of his interest in El Paso immediately before the distribution. Section 731(a). To the extent that any deemed cash or property distribution exceeds Martin's basis in his El Paso interest, capital gains should be recognized to Martin, provided the El Paso interest is a capital asset in the hands of Martin. The capital gain recognized by Martin will be long-term provided Martin's holding period in his El Paso interest exceeds eighteen months.

13. Easyriders should recognize no gain or loss on its receipt of the El Paso interests transferred to Easyriders by El Paso solely in exchange for Easyriders stock.

14. El Paso will terminate upon the transfer to Easyriders of Prather's and Martin's respective El Paso interests. Section 708(b)(1)(A) and Rev. Rul. 84-111, 1984-2 C.B. 88, Situation 3.

August 27, 1998
Page 23

    Moreover, Easyriders should recognize no gain or loss on its receipt of the assets of El Paso upon the dissolution and liquidation of El Paso. Section 1032.

15. The basis of the stock of the Paisano Companies and PPI to be transferred to Easyriders should be the same as the basis of such property in the hands of Teresi immediately before the transfer, increased by the amount of gain recognized to Teresi in the proposed transaction, (but excluding any gain recognized by Teresi with respect to the redemption of his shares in PPI for $15 million, and the gain, if any, as a result of the distribution of $7 million as described in Step 3 above.) Section 362(a).

16. Easyriders' basis in the assets of El Paso received upon El Paso's dissolution and liquidation should equal the total basis of Prather's and Martin's interests in El Paso, increased by the amount of gain recognized to Prather in the proposed transaction. The total basis should be allocated in accordance with Section 732(c). Section 732(b). The basis of the Martin Note and Martin Mirror Note to be transferred to Easyriders should be the same as the basis of such property in the hands of Martin immediately before the transfer. Section 362(a).

17. The holding period of the Easyriders stock to be received by Teresi should include the period during which it held the stock of the Paisano Companies that are to be transferred to Easyriders, provided that the stock of the Paisano Companies to be transferred were capital assets on the date of the exchange. Section 1223(1).

18. Prather and Martin should have a holding period in their Easyriders stock received in the exchange for their respective El Paso interests which includes the holding period for the El Paso interests transferred, except that the holding period of the Easyriders stock that was received by Prather and Martin in exchange for their interests in Section 751 assets of El Paso that are neither capital assets nor Section 1231 assets, begins on the day following the date of exchange. Section 1231(1).

19. Easyriders' holding period in the assets it received upon the dissolution and liquidation of El Paso should include El Paso's holding period in the assets. Section 1223(2) and Rev. Rul. 84-111, 1984-2 C.B. 88, Situation 3.

20. The holding period of the stock of the Paisano Companies and PPI to be transferred to Easyriders in the proposed transaction should include the period during which the stock of the Paisano Companies and PPI transferred were held by Teresi. Section 1223(2).

21. The basis of the Easyriders common stock to be received by Nordstrom in the proposed transaction should be equal to the fair market value on the date of receipt of the stock. Section 358(a)(2).

August 27, 1998
Pate 24

22. Nordstrom will recognize taxable income in the amount of the fair market value on the date of receipt of the Easyriders stock, received for services rendered in connection with the Proposed Transactions. Section 83.

Merger of Easyriders Sub with and Into Newriders

Based on the facts stated herein and in the Documents, with respect to the merger of Easyriders Sub with and into Newriders, it is our opinion that:

23. Provided that the Merger is a statutory merger under applicable Nevada law and since (a) after the Merger, Newriders will hold substantially all of its properties and substantially all of the properties of Easyriders Sub and (b) in the Merger, the Newriders shareholders will exchange an amount of stock constituting control of Newriders solely for Easyriders voting stock, the Merger should constitute a reorganization within the meaning of
    Section 368(a)(1)(A). The reorganization should not be disqualified by reason of the fact that common stock of Easyriders is used in the transaction by reason of the application of Section 368(a)(2)(E). For purposes of this opinion, "substantially all" means at lease 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of each of Newriders and Easyriders Sub. Newriders, Easyriders Sub and Easyriders should each be "a party to a reorganization" within the meaning of Section 368(b).

24. No gain or loss should be recognized by Newriders on the receipt of the assets of Easyriders Sub in exchange for Newriders common stock. Section 362(a).

25. No gain or loss should be recognized by Easyriders Sub on the transfer of its assets to Newriders in exchange for Newriders common stock. Section 361(a).

26. The basis of the assets of Easyriders Sub to be received by Newriders should be the same as the basis of those assets in the hands of Easyriders Sub immediately before the exchange. Section 362(b).

27. The holding periods of assets to be received by Newriders should include the period during which such assets were held by Easyriders Sub. Section 1223(2).

28. No gain or loss should be recognized by Easyriders upon the exchange of its Easyriders Sub stock solely for Newriders common stock. Section 354(a)(1).

29. As the Merger qualifies as both a reverse triangular merger under Section 368(a)(2)(E) and as a stock acquisition under Section 368(a)(1)(B) Easyriders' basis in its Newriders stock is

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August 27, 1998
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     based either on Newriders' net asset basis or on the aggregate basis of the Newriders stock surrendered in the transaction (as if the transaction were a reorganization under Section 368(a)(1)(B)). Reg. Section 1.358-6(c)(2)(ii).

30. No gain or loss should be recognized by Newriders' shareholders upon the exchange of their Newriders common stock solely for Easyriders common stock. Section 354(a)(1).

31. The basis of the Easyriders common stock to be received by the Newriders shareholders should be the same as the basis of the Newriders common stock surrendered in the exchange therefor. Section 358(a).

32. The holding period of the Easyriders common stock in the hands of the Newriders shareholders should include the holding period of the Newriders common stock surrendered in exchange therefor, provided that Newriders common stock was held as a capital asset on the date of exchange. Section 1223(1).

33. Any Newriders shareholder who dissents to the Merger and received cash for his Newriders stock should treat the cash as a distribution in redemption of his/her Newriders stock subject to the provisions and limitations of
     Section 302.

34. Pursuant to Rev. Rul. 98-10, I.R.B. 1998-10, 11 no gain or loss should be recognized to the Newriders option and warrant holders upon the conversion of such options and warrants into Easyriders options and warrants pursuant to the Reorganization Agreement.

Transfer of Interest in El Paso to Newriders

35. For federal income tax purposes, the transfer of the El Paso interests by Easyrider to Newriders should be treated as a transfer of El Paso assets by Easyriders to Newriders. Section 708(b)(1)(B), Rev. Rul. 84-111, 1984-2 C.B. 88, Situation 3.

36. Easyriders will recognize no gain or loss upon the transfer to Newriders of the El Paso assets in constructive exchange for Newriders stock and the assumption of liabilities, if any. Section 351(a), Rev. Rul. 64-155, 1964-1 C.B. 138 and Rev. Rul. 77-449, 1977-2 C.B. 110.

37. Newriders should recognize no gain or loss upon its receipt of the assets and liabilities of El Paso in constructive exchange of Newriders stock.
     Section 1032(a).

38. The basis of the assets of El Paso to be transferred to Newriders should be the same as the basis of such assets in the hands of Easyriders immediately before the transfer. Section 362(a).
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August 27, 1998
Page 26

39. The basis of the Newriders stock held by Easyriders will be increased by the basis of the assets of El Paso transferred by Easyriders to Newriders, less the amount of liabilities to be assumed, if any, plus the amount of the liabilities to which the assets may be subject, if any, Section 358(a).

40. Newriders' holding period in the assets of El Paso it receives from Easyriders should, in each instance, include the period Easyriders held such assets. Section 1223(2).

CONCLUSION

This opinion is based solely upon:

1. the representations, information, documents, and facts that we have included or referenced in this opinion letter;

2. our assumption (without independent verification) that all of the representations and all of the originals, copies, and signatures of documents reviewed by us are accurate, true, and authentic;

3. our assumption (without independent verification) that there will be timely execution and delivery of and performance as required by the representations and documents;

4. the understanding that only the specific Federal income tax issues and tax consequences opined upon herein are covered by this tax opinion, and no other federal, state, or local taxes of any kind are addressed;

5. the law, regulations, cases, rulings, and other tax authority in effect as of the date of this letter. If there are any significant changes of the foregoing tax authorities (for which we shall have no responsibility to advise the Transferors), such changes may result in our opinion being rendered invalid or necessitate (upon the Transferors' request) a reconsideration of the opinion;

6. the Transferors' understanding that this opinion is not binding on the IRS or the courts and should not be considered a representation, warranty, or guarantee that the IRS or the courts will concur with our opinion;

7. the Transferors' understanding that this opinion letter is solely for the Transferors information and benefit, is limited to the described transaction, and may not be relied upon,

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August 27, 1998
Page 27

     distributed, disclosed, made available to, or copied by anyone, without prior written consent or as described herein; and

8. the Transferors' understanding that our opinion is limited to the specific federal income tax consequences contained in paragraphs 1 through 40 above.


Sincerely yours,

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP